FingerMotion Reports Q1 2025 Financial Results

SINGAPORE / ACCESSWIRE / June 28, 2024 / FingerMotion, Inc. (NASDAQ: FNGR) (the “Company” or “FingerMotion”), a mobile services and data company, is pleased to report its financial results for the first quarter of fiscal year 2025 for the period ended May 31, 2024. To review the full financial results, please view the Company's recent 10-Q filing at www.sec.gov/edgar/search or on the Company's website at www.fingermotion.com/investor-relations/financial-information/details, which should be read in connection with this news release.

Q1 2025 Financial Summary (results expressed in US$ unless otherwise indicated):

•	Reported quarterly revenue of $8.37 million (includes SMS & MMS and Telecommunications Products & Services businesses), which was a decrease of $3.80 million or 31% compared to Q1 2024;
•	Reported quarterly decrease in Telecommunications Products & Services business revenue of $11.80 million or 98% compared to Q1 2024;
•	Reported quarterly Big Data revenue of $Nil compared to $.15 million in Q1 2024;
•	Reported quarterly increase in SMS & MMS business revenue of $8.16 million compared to $.01 million in Q1 2024, which was an increase of 100,427% compared to Q1 2024;
•	Reported quarterly cost of revenue of $7.69 million, which was a decrease of $3.81 million or 33% compared to Q1 2024;
•	Reported a gross profit of $.68 million, which was an increase of $.02 million or 3% compared to Q1 2024;
•	Reported quarterly loss of $1.66 million, which was an increase of $0.39 million or 31% compared to Q1 2024;
•	Basic and Diluted loss per share of $0.03 versus a loss per share of $0.02 for Q1 2024;
•	On May 31, 2024, FingerMotion had $1,064,124 in cash and cash equivalents, a working capital surplus of $10,732,123 and a positive shareholders’ equity of $10,906,006;
•	Total Assets were $26.31 million, Total Current Liabilities were $15.31 million and Total Liabilities were $15.40 million; and
•	52,712,850 common shares were issued and outstanding as of May 31, 2024.

FingerMotion’s decrease in revenue of $3.8 million, or 31%, compared to the three months ended May 31, 2023, resulted from an increase in revenue of $8.16 million from its SMS & MMS business, offset by decreases in revenue of $11.80 million and $.15 million from its Telecommunication Products & Services and Big Data businesses, respectively. The Company’s SMS & MMS business saw a significant revenue increase due to the strategic reallocation of resources to this segment, allowing FingerMotion to capitalize on higher margins and improved profitability. This strategic shift reflects the Company’s focus on optimizing its business portfolio by prioritizing higher-margin segments, which resulted in a corresponding decrease in revenue from its Telecommunication Products & Services business.

“Our Company again experienced a challenging market during Q1 2025,” said CEO, Martin Shen. “Despite these challenges, however, during Q1 2025, our gross profit improved $.02 million, or 3%, and our cost of revenue decreased $3.81 million, or 33%, compared to Q1 2024.”

“Looking forward, we see several drivers for improving revenue this fiscal year, including arrangements that could result in significantly increased use of our Da Ge app, which already has 650,000 active subscribers,” said Martin Shen. “We also continued to invest in the future with our Insuretec partners, and our Sapientus big data platform has made additional progress on several fronts, including market implementation, analytical advancement, and network engagement.”

“We also expect both our cloud-based services and lifestyle app to contribute meaningful revenue later this fiscal year.”

“Therefore, we expect the balance of fiscal 2025 to demonstrate increasing revenue and improved margins to get us closer to our goal of profitability."

General and administrative expenses in Q1 2025 increased by $519,787 or 38%, which was a result of increases in a range of costs integral to the ongoing operational and administrative requirements necessary to support the Company’s growth and ongoing operational needs. Research and development expenses increased to $178,993 during the quarter, which was 4% higher due to the data access and usage fees charged by our telecommunications companies.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.
For further information e-mail: info@fingermotion.com
Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC
Scott Powell, President
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: (646) 893-5835
Email: info@skylineccg.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" as such term is used in applicable United States securities laws. These statements relate to analysis and other information that are based on forecasts or future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as "expects", or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and should be viewed as "forward-looking statements". We have based these forward-looking statements on our current expectations about future events or performance, including expected revenues. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. The forward-looking statements included in this release are made only as of the date hereof. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Report Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of any offer to our securities.